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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Borders Group, Inc. Non-Qualified Deferred Compensation Plan of our report dated March 15, 2001, with respect to the consolidated financial statements of Borders Group, Inc. included in its Annual Report (Form 10-K) for the year ended January 28, 2001, filed with the Securities and Exchange Commission.




                                                       /s/  ERNST & YOUNG LLP

Detroit, Michigan
June 14, 2001